UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 18, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Cost Associated with Exit or Disposal Activities

On April 21, 2005, Chesapeake Corporation ("Chesapeake") issued a press release announcing that on April 18, 2005, it completed the sale of substantially all of the assets of its French wine and spirits label business, Bourgeot Etiqso Lesbats, and that, in connection with such sale, Chesapeake expects to recognize an estimated pre-tax and after-tax non-cash loss of approximately $3.5 million in the second quarter of fiscal 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
	Exhibit No.	Description
	99.1	Chesapeake press release, issued on April 21, 2005, announcing the sale of substantially all of the assets of its French wine and spirits label business, Bourgeot Etiqso Lesbats.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: April 21, 2005	BY:	/s/ J.P. Causey Jr.
J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Chesapeake press release, issued on April 21, 2005, announcing the sale of substantially all of the assets of its French wine and spirits label business, Bourgeot Etiqso Lesbats.